                                                                    EXHIBIT 10.2

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT; SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC


                                 ACRES SOFTWARE

                              MAINTENANCE AGREEMENT


THIS ACRES MAINTENANCE AGREEMENT (the "Agreement") is made this 8th day of December 2000, between, Acres Gaming Incorporated, ("ACRES"), having its principal place of business located at 7115 Amigo Street Suite 150, Las Vegas, Nevada 89119 and IGT, a Nevada corporation ("IGT"), located at 1085 Palms Airport Drive, Las Vegas, Nevada 89119 upon the following terms and conditions.

        WHEREAS, pursuant to the Product Sales, Delivery and License Agreement dated December 8, 2000 (the "License Agreement") ACRES has granted a limited license in the Acres System to IGT on the terms and conditions set forth in the License Agreement.

        WHEREAS, ACRES has developed a slot linking, bonusing and casino-wide information system which includes certain computer software, hardware and firmware (the "Acres System"); and

        Whereas, pursuant to a Equipment Purchase and Maintenance Agreement dated November 10, 2000, ( the "Sales Agreement") IGT has sublicensed the Acres System to End Users (as defined in the License Agreement).

        WHEREAS, IGT desires to retain Acres to assist in servicing and maintaining the Acres System for End Users upon such terms as provided herein or as may be mutually agreed upon from time to time by the parties;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Acres and IGT hereby agree as follows:

        1. Definitions.

           A. "Designated System" means computer and related equipment Where the Software is installed.

           B. "Firmware" has the meaning assigned to it under the License Agreement.

           C. "Licensed Program(s)" means any item(s) of software, in object code only, including user documentation and related materials, that is furnished by Acres to IGT under the License Agreement, including software that Acres is properly licensed by a third party vendor to sublicense as part of its Designated System.

           D. "Live Operation" means the first day the End User begins successful application software operation as agreed by a mutually agreed specification and uses the Software for live gaming at each property.

           E. "Hardware" has the meaning assigned to it under the License Agreement.

           F. "Release" means minor corrections or enhancements to an existing version.

           G. "Software" has the meaning assigned to it under the License Agreement.

           H. "System" means any part of the Software installed at an End User location.

           I. "Third Party Software" means IGT, Microsoft or other mainstream software that may or may not be communicating to or with ACRES Software.

           J. "Version" means a major modification to the System(s), which may include new features, functions and new computer hardware that may require purchase by the End User.

        2. Maintenance Term. On the term and conditions contained herein, Acres hereby agrees to provide and IGT hereby agrees to accept maintenance service of the Licensed Programs. Maintenance service under this Agreement shall commence on the first business day on which the Licensed Programs are placed into Live Operation at the End User's premises or the first business day following the end of the Warranty Period under the Sales Agreement, whichever is later. This Agreement shall automatically renew and remain in force until either terminated pursuant to Section 2 or 15. Support provided to End User outside of this Maintenance Agreement or Warranty Periods shall be charged at the prevailing hourly rate less a thirty percent (30%) discount. After termination of this Agreement for whatever reason and based upon terms to be negotiated between Acres and End Users, Acres shall provide End User support for any and all Hardware and Software Products installed prior to such termination. This provision shall survive termination of this Agreement.

        3. Maintenance Pricing. The maintenance services in this Agreement are priced pursuant to Exhibit F of the License Agreement attached hereto as Exhibit
A. Any and all prices contained within Exhibit A shall be honored for two (2) years from the date of the first complete "Live Operation". The parties shall negotiate in good faith to establish pricing beyond the initial two (2) year period, but in no event shall the prices contained in Exhibit A be increased by a greater amount than those increased in the Sales Agreement for a like period of time. If IGT terminates maintenance, or does not pay maintenance fees for ninety (90) days, then support, releases and software services shall be no longer available to IGT. IGT may renew maintenance coverage by either paying the monthly maintenance fee for the number of months the Agreement has lapsed or the annual maintenance fee, whichever is less. The renewal payment must be made in full at time of renewal and before any Versions or Releases to the Software are installed.

        4. Payment Terms. Any and all payments due under this Agreement are to be by way of check, bank draft or electronic transfer of funds. Payments for hardware, licensing fees, installation, maintenance and training shall be in U.S. Dollars to Acres at the address specified in or pursuant to Section 18. A late charge may apply to any amounts where payment is not timely received by Acres within the payment terms of this Agreement. The late charge will be calculated at a rate of one percent (1%) of the unpaid amount per month (12% per annum) and will be due and payable immediately upon invoice by Acres.

        5. Acres' Responsibilities.

           A. Application Support. ACRES will provide support for Software. Such support will typically consist of answering questions about how the Software can be used to meet business and operational requirements. Where on-site assistance is required, ACRES will dispatch an application support technician. On-site visits require the completion of a service ticket that must be signed by IGT. Assistance provided beyond the scope of this Agreement will be charged at the then prevailing hourly rate less a thirty percent (30%) discount, plus expenses. For on-site service provided to IGT or End Users outside a 50 mile radius of an established ACRES office, travel and out-of-pocket expenses will be billed at cost.

           B. Technical Support.

              (i) ACRES will provide support for those components of Software, Hardware, and Firmware purchased or licensed from ACRES pursuant to the License Agreement. Such support will normally consist of telephone and dial-up-modem diagnosis and problem resolution. IGT agrees to request service through ACRES customer support. Calls that are handled and resolved remotely by customer support will not result in any charges. ACRES will promptly notify IGT of any material requests for support requested directly by End User.

              (ii) The parties shall confer and jointly determine when on-site assistance is necessary. If it is determined that on-site assistance is required, ACRES will dispatch the appropriate technical personnel. ACRES may be contacted 24 hours per day, 365 days per year. On-site support may be charged at the then prevailing time and materials rate less a thirty percent (30%) discount, plus out-of-pocket expenses, if the fault is determined to be the result of operator error, environmental conditions beyond ACRES' control, or hardware or software failures of components which were not purchased or licensed from ACRES.

           C. Software Escrow.

              Acres shall, pursuant to a Software Escrow Agreement to be entered into between the parties within eighty (80) days of execution of this Agreement, deposit a complete copy all source code, header files, libraries, configuration parameters, utilities, build procedures, and all other items necessary to rebuild the software executables and modules listed in Section 11(C) herein as well as Exhibit E in the Product Sales, Delivery and License Agreement.

        6. IGTs Responsibilities.

           A. IGT agrees to designate representatives who are authorized to request support. All such representatives shall have successfully completed training appropriate to the ACRES System components on which they work.

           B. IGT is responsible for the costs to keep its representatives trained and qualified. ACRES will offer training at no charge.

           C. IGT acknowledges that it has responsibility for the day-to-day operation of Software, and that its designated representatives will handle routine questions and ongoing training.

           D. Technical Support.

              (i) Acres shall not be responsible for any component not supplied by it, including but not limited to, wire, wireless networks, patch panels, cable terminators and in-line signal boosters not covered by this agreement. Problem diagnosis and resolution related to this area will be charged at the then prevailing time and materials rate less a thirty percent (30%) discount, plus reasonable out-of-pocket expenses.

              (ii) IGT agrees to facilitate ACRES ability to dial into and to access End Users' computers for support purposes

              (iii) IGT is solely responsible for all reasonable travel and living expenses incurred by Acres for installation, training, support and other site visits that may occur.

        7. Emergency Problem Resolution. ACRES will provide 24-hour, 365-day emergency problem resolution. Calls that require on-site support will not result in charges if the problem is determined to be a Software or Firmware failure, or an error that resulted from following operating instructions provided by ACRES. Failures that result from other circumstances beyond the control of ACRES will be billed at the prevailing hourly rate less a thirty percent (30%) discount, plus out-of-pocket expenses for on-site support.

        8. Software Malfunctions.

           A. ACRES will treat problems that emanate from "bugs", code errors, documentation errors or problems of interpretation in Software and Hardware with the highest possible priority.

           B. IGT agrees to report Software, Firmware and Hardware malfunctions to ACRES. ACRES will endeavor to discover, define, correct and disclose the problem as such knowledge or information becomes available to ACRES.

           C. Acres will provide replacements and/or workarounds for Software and Firmware "bugs", malfunctions, programming errors and related problems to correct any substantial inability of the Software to perform the tasks it is designed to perform as represented by the applicable documentation.

           D. IGT acknowledges that implementation of replacements and/or workarounds may be subject to regulatory approval. Acres and IGT will use their best efforts to obtain any and all such regulatory approvals in an expedited manner.

        9. Software Upgrades.

           A. Acres will provide IGT and End Users with Releases and new Versions of Software and related technical and user documentation at no additional charge. Such updates will typically include improvements to existing functionality and changes needed to stay current with current operating software. Acres makes no representation as to what may be included in and/or excluded from updates and is under no obligation to incorporate in an update any newly developed functionality. Releases and new Versions will be provided only if IGT has contracted with Acres to provide maintenance and only if IGT is current with all sums due Acres.

           B. IGT is responsible for any and all costs associated with keeping operating software at current release levels.

           C. IGT acknowledges that maintaining Software at current levels may require computer hardware equipment upgrades, and that IGT is responsible for these costs. Acres reserves the right to require the presence of its technical personnel during such upgrades, at IGT's expense.

           D. Acres will supervise Software Releases and Versions at no additional charge unless IGT changes standard system configuration parameters or scripts without ACRES' prior written consent. Support will be charged at the prevailing hourly rate less a thirty percent (30%) discount if any unauthorized deviation from standard is made.

           E. Acres will continue support of earlier software Releases of Acres System under the terms of this Agreement for a minimum period of two (2) years from the date of approval for installation of a subsequent version release in a jurisdiction. Support of installations more than two (2) years out of date is provided on a time and materials basis less a thirty percent (30%) discount for an additional two (2) years after which service may no longer be available.

           F. In the event that Acres should convert to a different operating system as part of a new Release, Acres will continue to support existing installations under the terms of this Agreement for a period of not less than three (3) years from the date the new system is approved for distribution in a jurisdiction. Support beyond a three (3) year period will be provided at the then current Acres time and materials rate less a thirty percent (30%) discount for an additional two (2) years after which service may no longer be available.

        10. Interfaces.

            A. ACRES will provide support for approved Hardware interfaces and Software interfaces under the same terms and conditions as "Technical Support" (Paragraph 5(B)). ACRES may require cooperation from other vendors for successful completion and testing of the software interfaces without cooperation ACRES can not warrant the successful operation of the interface.

            B. Software is designed to work with current versions of IGT's SAS protocol. The Xtra Credit and Point Play bonusing applications will only work on machines with SAS 4.00 or higher. Gaming devices that do not conform to that standard are not included in the scope of this contract.

        11. Software Enhancements.

            A. IGT may request that licensed Software be enhanced with new features by submitting a written request that includes sufficient detail for Acres to estimate the work required for design, programming, testing, documentation, training and compliance. IGT agrees that Acres is under no obligation to implement requests. However, Acres will make reasonable efforts to accommodate requests when practical.

            B. If IGT requests a feature that Acres concludes is not part of the base product, Acres will consider the request and negotiate with IGT to develop the feature as a work made for hire on a case-by-case basis. If the work is done, either IGT and/or End User will own all rights to the new feature IGT and/or End User agree to pay the ongoing cost of maintaining the unique version at prevailing time and material rates less a thirty percent (30%) discount. Pursuant to terms to be negotiated in good faith between the parties and subject to IGT's ability to secure the applicable rights form the End User or MGM-Mirage, IGT hereby agrees to exclusively license ACRES with the right to sublicense, any feature developed by ACRES pursuant to this section.

            C. ACRES will develop and maintain the following enhancements which are to be part of the Acres' base product:

               (i) Keypad support for IGS Slot Accounting. ACRES and IGT will cooperate to develop keypad support to provide PIN protection for bonuses on systems using IGS slot accounting.

               (ii) Thin Client support. Acres and IGT agree to reasonably test all graphical user interface applications included in the Equipment (excluding jackpot and fill functions) as jointly determined on the thin client platform. The Thin Client platform is defined by the Customer when the application resides and executes on a central Microsoft Windows Terminal Server operating system based server and the screen changes, mouse movements and keyboard actions are transmitted to the thin client device using the Independent Computing Architecture (ICA) protocol as implemented by Citrix, Inc.

               (iii) E-Z Pay Integration. Integrate the functionality of the E-Z Pay system into the Equipment such that additional wiring to the electronic gaming machine is not required to provide seamless operation of the Equipment. ACRES commits that it will submit this enhancement to gaming control boards by March 31, 2001. IGT and Acres agree that payment for E-Z Pay system is not included under this Agreement and the parties shall negotiate to determine the fees if the E-Z Pay system is provided to IGT.

               (iv) Supersession. Develop W2-G tracking feature that allows designated players to experience uninterrupted play time in the event of winning a W2-G amount jackpot by retaining each W2-G transaction in the Equipment until such time player decides to end their gaming session. Equipment will issue a single W2-G to player that represents all W2-G transactions in that specific gaming session. Acres commits that it will submit this enhancement to gaming control boards by March 31, 2001.

        12. Access to End User's Property.

            A. IGT agrees to require End Users to provide Acres with unrestricted access to all equipment locations, subject to End Users' security policies and any applicable regulatory restrictions governing such access.

            B. IGT agrees to require End Users to permit Acres to inspect and approve cable installation and cable termination, subject to any applicable regulatory restrictions governing such access.

            C. IGT agrees to require End Users to maintain dial-in access to their systems, subject to applicable security policies and regulatory requirements. Failure to provide this access will void the maintenance terms of this Agreement and require negotiation of a revised contract.

            D. Acres is not responsible for providing support under the terms of this agreement if IGT or a third party materially alters, changes or modifies the Hardware, Software, Firmware, or any Versions or Releases in anyway without prior written permission from Acres.

        13. Warranties by ACRES.

            A. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THERE ARE
NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING SUITABILITY FOR USE OR PERFORMANCE OF THE LICENSED PROGRAMS, DESIGNATED SYSTEM, COMPUTER HARDWARE, OR NETWORK HARDWARE SHALL BE OR BE DEEMED TO BE A WARRANTY OF ACRES FOR ANY PURPOSE. IN NO EVENT SHALL ACRES BE LIABLE FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, ARISING OUT OF ANY

BREACH OF THIS AGREEMENT. ACRES SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE IN CONNECTION WITH OR ARISING OUT OF THE INTERRUPTION OR LOSS OF USE OF THE LICENSED PROGRAMS, DESIGNATED SYSTEM, HARDWARE, OR ANY OTHER EQUIPMENT, PROGRAMS OR SERVICES PROVIDED BY ACRES. EXCEPT FOR ACRES' LIABILITY AS EXPRESSED IN THE LICENSE AGREEMENT, ACRES' TOTAL LIABILITY OVER THE TERM OF THIS AGREEMENT FOR ALL LOSSES ARISING HEREUNDER, IN TORT, CONTRACT OR OTHERWISE, SHALL NOT EXCEED THE AMOUNT OF THREE (3) MONTHS MAINTENANCE SERVICES PAID BY IGT TO ACRES PURSUANT TO THIS AGREEMENT. ANY UNAUTHORIZED MODIFICATION, ALTERATION, OR REVISION OF ALL OR ANY PORTION OF THE LICENSED PROGRAMS, DESIGNATED SYSTEM, HARDWARE, HARDWARE OR ANY OTHER EQUIPMENT, PROGRAMS OR SERVICES WHICH ARE THE SUBJECT OF THIS AGREEMENT SHALL CAUSE THE WARRANTY DESCRIBED IN THIS PARAGRAPH TO BE NULL AND VOID AND IGT SHALL BE RESPONSIBLE FOR ANY AND ALL COSTS ASSOCIATED WITH THE REPAIR OF ANY LICENSED PROGRAMS, DESIGNATED SYSTEM, HARDWARE, OR ANY OTHER EQUIPMENT, PROGRAMS OR SERVICES WHICH ARE ALTERED, MODIFIED, DAMAGED, MISUSED OR RENDERED UNUSABLE BY ANYONE OTHER THAN ACRES, WITHOUT EXPRESS WRITTEN NOTICE TO AND APPROVAL BY ACRES. ANY ITEM OF EQUIPMENT MANUFACTURED OR SOFTWARE WRITTEN BY THIRD PARTIES IS SUBJECT TO THE MANUFACTURERS' WARRANTY, IF ANY. ACRES, IT'S AFFILIATES, SUBSIDIARIES, REPRESENTATIVES, AND AGENTS MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, ORAL OR WRITTEN, IN FACT, BY OPERATION OF LAW OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT.

            B. Notwithstanding anything else in this Agreement, Acres shall not be liable for:

               (i) Misuse, abuse, accidental damage, improper handling, or improper maintenance by anyone other than Acres technicians or others acting under Acres control, or any cause other than ordinary use;

               (ii) Damages to the operating system, data files, etc. due to causes external to the equipment, including, but not limited to, power surges, power reductions or failure, defective electrical work, fire, flood, water, wind, lightning or any other natural phenomena;

               (iii) Failure of IGT supplied software, communication lines or equipment; or

               (iv) Operator inefficiency or error.

        14. [Intentionally omitted]

        15. Term and Termination.

            A. Subject to earlier termination in accordance with the provisions of this Agreement, the minimum term of maintenance and support to be provided by ACRES under this Agreement shall be a period of two (2) years from Live Operation at each End User's Property (the "Minimum Term"). At the end of the Minimum Term, this Agreement for each Property shall be automatically renewed for additional one (1) year periods, unless one party notifies the other in writing at least twenty five (25) days prior to the expiration of the Minimum Term, or any additional term, that it does not wish to renew this Agreement for an additional one (1) year period.

            B. This Agreement may be terminated without cause and without notice by IGT if any End User terminates its maintenance agreement with IGT.

            C. Either party may terminate this Agreement upon any material breach of this Agreement by the other party provided thirty (30) days written notice of that breach has been provided and the party in breach of the Agreement has failed to cure the breach within said thirty (30) days.

            D. Upon the termination of any license granted hereunder for any item of Software for any reason other than under Section 15E for a material failure by Acres to perform its obligations, all rights of IGT to use the item of Software will cease, and:

               (i) IGT will immediately destroy or return such Software, all back-up copies, and portions or derivative works thereof, user manuals or any other technical publications or media related to the Software to Acres, or IGT will grant access to Acres upon request during IGT and End User's normal business hours, to remove such Software and related materials; and

               (ii) Upon request, IGT will promptly certify to Acres in writing, signed by an officer of the IGT, that all copies of the Software have been returned to Acres or destroyed and that no copy of the Software remains within IGT or End User's possession or control or the possession or control of any agent or contractor of End User. In the event of a termination of any license for which a fee or charge has been paid, there will be no refund or credit to IGT.

            E. If Acres materially breaches its obligations hereunder; IGT may, after giving Acres written notice of Acres' breach, specifying the details of such breach, and after Acres has had thirty (30) days to cure such breach, and failed to cure such breach, terminate this Agreement. Upon such termination due to material breach by Acres, IGT shall have access pursuant to the terms of the Software Escrow Agreement, to the source code for the Software.

        16. Customer Warranties.

            A. IGT will not reverse engineer, decompile or reverse compile, disassemble, list, print or display any Software or any Releases or Versions of Software or otherwise attempt to obtain the source code or other proprietary information from any Software. IGT will not modify, or permit any person other than Acres to modify the Licensed Programs or any part thereof.

            B. No Software or any Releases or Versions of Software any part thereof may be duplicated by the IGT thereof.

            C. Use of certain Licensed Program(s) may be limited by Acres to a maximum number of users or connections.

        17. Gaming Laws. This Agreement is intended to only authorize and facilitate the licensing and maintenance of Acres products in a lawful manner, and is subject to and conditioned upon all applicable Federal, state and local laws dealing with such software and hardware. This Agreement shall not be deemed to require or authorize any act or transaction except as may be in full compliance with all such legal requirements. IGT and Acres specifically agree it that each shall scrupulously observe all applicable federal, state and local laws relating to the activities contemplated by this Agreement. Each party hereto agrees to take all lawful actions necessary and make every lawful effort to procure and maintain all required foreign, federal, state and local licenses and approvals for compliance with such legal requirements

        18. Notices. Any written notice, or any other communication required by this Agreement shall be effective by letter, telegram, and/or telex and the same shall be addressed to:

        Acres:               Acres Gaming Incorporated
                             7115 Amigo Street, Ste. 150
                             Las Vegas, NV 89119
                             Attn: Bud Glisson

        IGT                  IGT
                             1085 Palms Airport Drive
                             Las Vegas, Nevada  89119
                             Attn:  Lyle Bell

               Copy to:
                             Sara Beth Brown, Vice President & General Counsel
                             IGT
                             9295 Prototype Drive
                             Reno, Nevada  89511

Notice shall be deemed delivered ten (10) days after being deposited in the United States mail, postage prepaid and addressed to such party, or immediately when transmitted by facsimile, telex, or other method of simultaneous transmission which is subsequently confirmed by mailed copy.

        19. Third Party Software. IGT acknowledges that Acres did not select, manufacture, supply or license any Third Party Software and that IGT has made the selection of the Third Party Software based upon its own judgment. IGT expressly disclaims any reliance on statements made by Acres or its agents. IGT further acknowledges that neither the seller nor the licensor of the Third Party Software (including the salespersons of any of them) is an agent of Acres (even if affiliated with Acres), nor are they authorized to waive or alter any terms of this Agreement. IGT accepts the Third Party Software as is. Acres offers no warranty, express of implied, or otherwise, including any warranties of design, merchantability or fitness for a particular purpose, any warranties or title or against infringement, or any warranties arising from a course of dealing, usage or trade practice, all or which are specifically disclaimed by Acres. IGT hereby waives any claim (including any claim based on strict or absolute liability in tort) it might have against Acres or its assignee for any loss, damage or expense caused by or with respect to any Third Party Software. This Paragraph 19 shall in no way limit Acres' obligations or responsibilities as otherwise set forth in this document if the Third Party Software is operating as specified and as represented by the manufacturer.

        20. Force Majeure. Neither party shall be liable for any damages resulting from failure to perform under this Agreement, either in whole or in part, when any such failure shall be due to any one or more of the following causes: orders or instructions issued by representatives of the governments of the United States of gaming authorities, or of any state, territory or district of the United States, or of any municipality, or other political or governmental division of any such state, territory or district, or on account of either parties inability to make complete deliveries of all of its contracts because of the scarcity of labor or materials used in manufacturing its products, or on account of fires, strikes, lockouts, differences with workmen, accidents to machinery, or orders, decrees or judgments of any court, or any cause not within the direct control of either party after a good faith effort.

        21. Severability. If any term, provision, covenant, or condition of this Agreement, or any application therefore, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, by any rules of law or public policy, or otherwise, all provisions, covenants, and conditions of this Agreement thereof, not held invalid, void, or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

        22. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes and cancels all previous agreements and understandings, either oral or in writing, between the parties to this Agreement, and is not subject to or entered into on the basis of any oral or written terms or representations other than those contained herein. Any modifications or amendment of the terms and conditions of this Agreement will only be binding upon the parties if reduced to writing and signed by or on behalf of both parties.

        23. Benefit and Assignability. The rights and obligations under this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. It is expressly understood and agreed that neither party shall assign any of its rights or delegate any of its duties under this Agreement without the other party's prior written consent, which shall not be unreasonably withheld.

        24. Confidentiality. The existence of and the terms of this Agreement shall not be disclosed to any third party without the prior written permission of Acres. This provision shall survive the expiration or termination of this Agreement for a period of five (5) years.

        25. Attorney's Fees. In the event of litigation or arbitration concerning this Agreement, the prevailing party in such proceeding shall be entitled to reimbursement for the other party for all reasonable attorneys' fees and costs incurred with respect to such proceeding.

        26. Captions. Paragraph titles or captions contained herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement, nor the intent of any provision thereof.

        27. Waiver. A waiver by either party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof.

        28. Interpretation. This Agreement shall be construed without regard to the party responsible for the preparation of the same, and shall be deemed to have been prepared jointly by the parties; any ambiguity or uncertainty existing herein shall not be interpreted against either party, but according to the application of other rules of contract interpretation, if any ambiguity or uncertainty exists.

        29. Nondisclosure. IGT and Acres expressly covenant and agree that neither party shall, during or after the termination (for whatever reason) of this Agreement, directly or indirectly, reveal, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information of any kind, nature or description, concerning any matters affecting or related to the business of the other party, including, without limiting the generality of the foregoing, patent, copyright, trade secret, and proprietary information, techniques, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, any other information of, about or concerning the business of the other party, its manner of operation, its plans, or other data of any kind, nature or description, except as may be required by a court of law or regulatory or government authority. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that, as between them, the same are important, material and confidential and constitute trade secrets which gravely affect the effective and successful conduct of the business of IGT and Acres and their goodwill. Without limiting any of the foregoing terms, the parties hereby agree that the terms included in Section 5 of the License Agreement regarding Confidential Information (as defined in the License Agreement) is incorporated herein in its entirety by reference and agree to be bound by such terms as if fully set forth herein. Furthermore, for purposes of this Agreement, Confidential Information shall include any and all Releases and Versions of Software in addition to all information included in the definition under the License Agreement.

        30. Governing Law. This Agreement and all questions and disputes in connection herewith shall be deemed to have been made and shall in all respects be governed by and construed in accordance with the laws of the State of Nevada. IGT and Acres agree that any legal action or proceeding arising out of this Agreement may be brought in the state courts in Nevada and the federal courts for Nevada, and both parties irrevocably submit to the jurisdiction of the Nevada courts for any such action or proceeding. The submission to such jurisdiction shall not (and shall not be construed so as to) limit Acres' right to commence any proceeding arising out of this Agreement in whatever other jurisdiction or courts that Acres may choose.

        31. Amendments. Neither this Agreement nor any of the attached Exhibits to this Agreement may be amended or modified in any manner, except by an instrument of writing signed by each of the parties hereto.

        32. Execution Statement. The undersigned individuals represent that they are of legal capacity and authorized to sign this Agreement in a representative capacity on behalf of the indicated party they represent. The parties each represent that no provision of this Agreement will violate any other agreement that a party may have with any other person or company. Each party has relied upon that representation in entering into this Agreement.

ACRES GAMING INCORPORATED


By: _______________________________         Date:  _____/_____/2000


("IGT")


By: _______________________________         Date:  _____/_____/2000

                                    EXHIBIT A

                             Dated December 8, 2000

                      ROYALTY SCHEDULE AND HARDWARE PRICING



      ***CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC***



        HARDWARE AND FIRMWARE PAYMENT TERMS

        50% deposit due with order, remaining 50% due upon delivery by ACRES to IGT.